Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
John Bean Technologies Corporation:

We consent to the incorporation by reference in the registration statement (No. 333‑215465) on Form S-3 and the registration statements (Nos. 333-218253 and 333-152682) on Form S-8 of John Bean Technologies Corporation and subsidiaries (the Company) of our reports dated March 2, 2020, with respect to the consolidated balance sheets of the Company as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of the Company.
Our report dated March 2, 2020, on the consolidated financial statements refers to a change in its method of accounting for leases as of January 1, 2019, due to the adoption of Accounting Standard Codification Topic 842, Leases, and its method of accounting for revenue recognition effective January 1, 2018, due to the adoption of Accounting Standard Codification Topic 606, Revenue from Contracts with Customers.
Our report dated March 2, 2020, on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states the Company acquired LEKTRO, Proseal and Prime during 2019, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, LEKTRO’s, Proseal’s and Prime’s internal control over financial reporting associated with 2% of total assets and 6% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2019. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of LEKTRO, Proseal and Prime.

/s/ KPMG LLP
Chicago, Illinois
March 2, 2020